                                                                   EXHIBIT 10.44
                              EMPLOYMENT AGREEMENT

              This Employment Agreement ("Agreement") is entered into effective as of January 1, 1994 by and between America West Airlines, Inc., a Delaware corporation ("Company"), and A. Maurice Myers ("Myers").

              WHEREAS, Myers is willing to serve as the President and Chief Operating Officer of the Company and the Company desires to retain Myers in such capacity on the terms and conditions herein set forth.

              NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                        Definitions and Interpretations

1.1.   Definitions

              For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

              "Aloha" shall mean Aloha Airlines, Inc., a Hawaii corporation.

              "Applicable Federal Rate" shall mean, in the case of either the House Note or the Stock Note, the applicable federal rate determined with respect to such Note in accordance with section 1274(d) of the Internal Revenue Code of 1986, as amended.

              "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as from time to time amended, and any successor statute thereto.

              "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Arizona.

              "Base Salary shall have the meaning specified in Section 3.1.

              "Board" shall mean the Board of Directors of the Company.

              "CEO" shall mean the Chief Executive Officer of the Company.

              "Chairman of the Board" shall mean the Company's Chairman of the Board.

              "Change in Control" shall occur if either:

                     (i) the individuals who, as of the date hereof, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

                     (ii) any individual, entity or group (within the meaning
              of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended ) acquires the beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 51% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

              "Company Affiliate" shall mean any Person (other than an individual) directly or indirectly controlling, controlled by or under common control with, the Company. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

              "Confidential Information" shall have the meaning specified in
       Section 5.1(a).

              "Confirmation Bonus" shall have the meaning specified in Section 3.3.

              "Deed of Trust" shall have the meaning specified in Section
       3.5(a).

              "Disability" shall mean a physical or mental condition of Myers that, in the judgment of the Board, based upon certification by a licensed physician reasonably acceptable to Myers and the Board, (i) prevents Myers from being able to perform the services required under this Agreement, (ii) has continued for a period of at least six months during any period of twelve consecutive months and (iii) is expected to continue.

              "Dispute" shall have the meaning specified in Section 6.1.

              "Good Reason" shall mean, without Myers' express written consent, any of the following:

                     (i) a substantial alteration in the nature or status of Myers' responsibilities;

                     (ii) the failure of the Company to perform any of its obligations under this Agreement, but only if such failure shall continue unremedied for more than 15 days after written notice thereof is given by Myers to the Company;

                     (iii) the relocation of the office of the Company where Myers is employed at the date hereof (the "Employment Location") to a location more than 50 miles away from the Employment Location or the Company's requiring Myers to be permanently based more than 50 miles away from the Employment Location; or

                     (iv) the failure of Myers to be elected to the Board on or before April 1, 1994.

              "House Note" shall have the meaning specified in Section 3.5(a).

              "Incentive Bonus" shall mean any bonus or other payment payable to Myers pursuant to any incentive plan adopted by the Board for the benefit of the Company's key employees.

              "Line of Credit" shall have the meaning specified in Section
       3.6(a).

              "Misconduct" shall mean one or more of the following:

                     (i) the willful and continued failure by Myers to perform his duties hereunder (other than any such failure resulting from Myers' incapacity due to physical or mental illness) after written notice of such failure has been given to Myers and Myers has had a reasonable period to correct such failure;

                     (ii) the willful commission by Myers of acts that are dishonest and demonstrably or materially injurious to the Company, monetarily or otherwise;

                     (iii)  the conviction of Myers for a felony; or

                     (iv) a material breach by Myers of any of the covenants set forth in this Agreement.

              "Notice of Termination" shall mean a notice purporting to terminate Myers' employment in accordance with Section 4.2 or 4.3, which notice shall (i) indicate the specific provision in such Section being relied upon and (ii) set forth in reasonable detail the reason for such termination and the facts and circumstances claimed to provide a basis for such termination.

              "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust and an unincorporated organization.

              "Plan of Reorganization" shall mean any plan of reorganization which (i) is filed with the Bankruptcy Court under Chapter 11 of the Bankruptcy Code and (ii) contemplates and, if confirmed and consummated, would result in the emergence of the Company from its Chapter 11 bankruptcy proceedings.

              "Pledge Agreement" shall have the meaning specified in Section 3.6(a).

              "Pledged Stock" shall have the meaning specified in Section
       3.6(a).

              "Residence" shall have the meaning specified in Section 3.5(a).

              "Restricted Period" shall have the meaning specified in Section 5.2(a).

              "Stock Note" shall have the meaning specified in Section 3.6(a).

              "Term" shall have the meaning specified in Section 2.3.

              "Termination Date" shall mean the termination date specified in a Notice of Termination delivered in accordance with Article IV, provided that in no event shall such termination date be less than 30 nor more than 60 days after the date such Notice is given.

1.2.   Interpretations

              (a) In this Agreement, unless a clear contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section, means such Article or Section hereof or such Schedule or Exhibit hereto, (iii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term, and (iv) where any provision of this Agreement refers to action to be taken by either party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party.

              (b) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

              (c) No provision of this Agreement shall be interpreted or construed against either party solely because that party or its legal representative drafted such provision.

                                   ARTICLE II
                     Employment; Positions and Duties; Term

2.1.   Employment

              The Company hereby employs Myers as its President and Chief Operating Officer and Myers hereby accepts such employment, in each case during the Term and on the other terms and conditions set forth in this Agreement.

2.2.    Positions and Duties

              (a) During the Term, Myers shall serve as the President and Chief Operating Officer of the Company, and shall have such duties and responsibilities as are set forth with respect to such offices in the Company's certificate of incorporation and bylaws (as from time to time in effect) and such additional duties and responsibilities as are commensurate with such offices or as may from time to time be reasonably assigned to him by the Board, the Chairman of the Board or the CEO. Myers shall at all times observe and comply with all lawful policies, directions and instructions of the Board.

              (b) The Company agrees to use its reasonable best efforts to cause Myers to be elected as a director of the Company as soon as practicable after the date hereof. Myers agrees to serve as a director of the Company at all times during the Term. If requested to do so by the Board, Myers agrees to serve as a director and/or officer of any Company Affiliate during the Term. Upon the termination of his employment with the Company, Myers agrees to resign as a director of the Company.

              (c) Myers agrees to devote substantially all his business time, attention, skill and efforts to the faithful and efficient performance of his duties hereunder and shall not enter into any business or accept employment with or for any Person other than with the Company during the Term; provided, however, that Myers may (i) with prior approval of the Board, serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) manage his personal investments, in each case so long as such activities do not materially interfere with the performance Myers' duties and responsibilities hereunder. Myers shall at all times conduct himself in such a manner as not to prejudice the reputation of the Company in the fields of business in which it is engaged or with the public at large.

2.3.   Term of Employment

              Subject to the provisions for earlier termination provided in the Agreement, the term of this Agreement shall commence on January 1, 1994 and shall continue through December 31, 1996; provided, however, that, commencing on March 1, 1996 and on each March 1 thereafter, the term of this Agreement shall automatically be extended one additional year unless, prior to such March 1, either party shall give written notice to the other that no further such automatic extensions shall occur, in which event Myers' employment shall terminate on the December 31 next following the March 1 in respect of which such notice is given. As used in this Agreement, "Term" shall mean the original term of this Agreement as automatically extended in accordance with this Section 2.3; provided, however, that in no event shall the Term continue beyond the termination of Myers' employment hereunder.

                                  ARTICLE III
                           Compensation and Benefits

3.1.   Base Compensation

              For services rendered by Myers under this Agreement, the Company shall pay to Myers, during the Term, a base salary ("Base Salary") of $375,000 per year, payable biweekly as earned in accordance with the Company's customary payroll practice for its senior executives and prorated for employment for less than a full calendar year. The amount of the Base Salary shall be reviewed by the Board on an annual basis and may be increased as the Board may deem appropriate. If the Base Salary is increased as aforesaid, it may not thereafter be decreased unless a similar decrease is made to the base compensation of all other senior executives of the Company; provided that in no event may the Base Salary be decreased below $375,000 per year.

3.2.   Transition Allowance

              Prior to February 1, 1994, the Company shall pay Myers a lump-sum transition allowance of $100,000.

3.3.   Confirmation Bonus

              If, during the Term, a Plan of Reorganization is filed with the Bankruptcy Court, the Company shall seek Bankruptcy Court approval to pay Myers a "reorganization success bonus" of not less than $400,000 (the "Confirmation Bonus") in the event such Plan of Reorganization is confirmed and consummated during the Term.

3.4.   Relocation Expenses

              (a) The Company shall pay the reasonable expenses incurred by Myers and his wife during the Relocation Period for (i) interim lodging in the Phoenix, Arizona area and (ii) traveling between Phoenix, Arizona and Honolulu, Hawaii. As used herein, "Relocation Period" means the period from the date of this Agreement to the earlier of (i) the date on which Myers relocates his principal residence in the Phoenix, Arizona area and (ii) July 1, 1994; provided that in no event shall the Company's obligation under this paragraph
(a) exceed $15,000.

              (b) The Company agrees to reimburse Myers promptly for all reasonable moving expenses (including packing, storage and cartage) incurred by Myers during the Term in relocating his principal residence to the Phoenix, Arizona area.

3.5.   House Loan

              (a) Upon the purchase by Myers during the Term of his initial principal residence in the Phoenix, Arizona area (the "Residence"), the Company will lend to Myers up to $200,000 solely for the purpose of enabling Myers to pay all or a portion of the purchase price of the Residence. Such loan shall be evidenced by, and subject to the terms and conditions of, a promissory note duly executed by Myers and his wife and payable to the order of the Company (the "House Note"). The House Note shall be in form and substance reasonably acceptable to the Company and shall be effectively secured by a valid second lien deed of trust on the Residence (the "Deed of Trust"). The Deed of Trust shall be duly executed by Myers and his wife and shall be in form and substance reasonably acceptable to the Company.

              (b) The stated maturity date of the House Note shall be December 31, 2003. On the stated maturity date of the House Note, the entire unpaid amount (principal and accrued interest) of the House Note shall be and become immediately due and payable.

              (c) The House Note shall bear interest, compounded monthly, at the Applicable Federal Rate. Accrued interest on the House Note shall be payable quarterly on each January 1, April 1, July 1 and October 1.

              (d) Anything herein or elsewhere to the contrary notwithstanding, (i) in the event the Confirmation Bonus becomes payable to Myers as contemplated by Section 3.3, the Company shall be entitled to apply the Confirmation Bonus (to the extent thereof) to payment of the House Note, in which event only the balance (if any) of the Confirmation Bonus shall be payable to Myers, (ii) in the event any severance payment becomes payable to Myers pursuant to Section 4.2 or 4.3, the Company shall be entitled to apply such severance payment (to the extent thereof) to payment of the House Note, in which event only the balance (if any) of such severance payment shall be payable to Myers and (iii) in the event Myers sells or otherwise disposes of the Residence, Myers shall immediately remit the proceeds thereof to the Company for application (to the extent thereof) to the payment of the House Note. All such payments on the House Note shall be applied first to accrued and unpaid interest and then to principal.

              (e) Anything herein or elsewhere to the contrary notwithstanding, the House Note (principal and accrued interest) shall be and become immediately due and payable 180 days after the earlier to occur of (i) the termination of Myers' employment hereunder pursuant to Article IV and (ii) Myers' death.

              (f) Anything herein or elsewhere to the contrary notwithstanding, the House Note (principal and accrued interest) shall be and become immediately due and payable if one or more of the following events shall occur:

                     (i) Myers makes an assignment for the benefit of creditors or is adjudicated insolvent or bankrupt under Title 11 of the Bankruptcy Code;

                     (ii) Myers voluntarily commences any proceeding under the Bankruptcy Code or files any petition under the Bankruptcy Code seeking the appointment of a receiver, trustee, custodian or liquidator for Myers or a substantial portion of his property;

                     (iii) involuntary proceedings are commenced against Myers under the Bankruptcy Code seeking reorganization or a creditors' arrangement with respect to Myers or the appointment of a receiver, trustee, custodian or liquidator for Myers or a substantial portion of his property and such proceedings are not dismissed within 60 days after commencement;

                     (iv) any order, judgment or decree is entered against Myers appointing any receiver or trustee for Myers or for all or a substantial portion of his property; or

                     (v)    Myers sells or otherwise disposes of the Residence.

              (g) Anything herein or elsewhere to the contrary notwithstanding, neither Myers nor his wife shall be personally liable (whether by operation of law or otherwise) for payments due under the House Note. The sole recourse of the Company for satisfaction of the House Note shall be against (i) the collateral covered by the Deed of Trust (including any proceeds from the sale or other disposition of the Residence), (ii) the Confirmation Bonus as contemplated by paragraph (d) above and (iii) any severance payment due to Myers pursuant to Section 4.2 or 4.3; provided, however, that nothing in this paragraph (g) is intended to or shall limit or otherwise adversely affect in any way (i) any right of the Company to proceed against the collateral covered by, or otherwise to exercise or enforce any of the remedies set forth in, the Deed of Trust, (ii) any right of the Company to name Myers and his wife as parties defendant in any action or suit for a judicial foreclosure of the Deed of Trust or in the exercise of any other right or remedy under the Deed of Trust or (iii) the right of the Company to apply the Confirmation Bonus and any severance payment (to the extent thereof) to the payment of the House Note as contemplated by paragraph (d) above. Except as otherwise specifically contemplated by the foregoing proviso, in no event will the Company (i) seek to hold Myers or his wife personally liable for the House Note or (ii) assert any claim against Myers or his wife for the payment of the House Note.

3.6.   Stock Loan

              (a) If, during the Term, Myers exercises the stock option currently held by Myers with respect to shares of common stock of Aloha, the Company will lend to Myers up to $500,000 solely for the purpose of enabling Myers to pay the related exercise price and any related income taxes. Such loan shall be evidenced by, and subject to the terms and conditions of, a promissory note duly executed by Myers and payable to the order of the Company (the "Stock Note"). The Stock Note shall be in form and substance reasonably satisfactory to the Company and shall be effectively secured by a security agreement (the "Pledge Agreement") duly executed by Myers and creating a valid first priority security interest in the Aloha stock acquired by Myers upon exercise of such option (the "Pledged Stock"). The Pledge Agreement shall be in form and substance reasonably satisfactory to the Company and shall be accompanied by appropriate stock powers.

              (b) The Stock Note shall mature and automatically become immediately due and payable 90 days after the end of the Term unless (i) Myers' employment hereunder is terminated pursuant to Section 4.3 for Misconduct, in which event the Stock Note shall be due and payable 30 days after the end of the Term or (ii) Myers' employment hereunder is terminated pursuant to Section
2.3 as a result of a notice given by the Company thereunder, in which event the Stock Note shall be payable in three equal annual installments commencing on the first anniversary of the end of the Term.

              (c) The Stock Note shall bear interest, compounded monthly, at the Applicable Federal Rate. Prior to the maturity date of the Stock Note, accrued interest thereon shall be payable only to the extent of (i) any Incentive Bonus earned by Myers as contemplated by Section 3.12 and (ii) the proceeds from any sale or other disposition of the Pledged Stock. Anything herein or elsewhere to the contrary notwithstanding, (i) in the event any Incentive Bonus becomes payable to Myers as contemplated by Section 3.12, the Company shall be entitled to apply such Incentive Bonus (to the extent thereof) to payment of all accrued and unpaid interest on the Stock Note, in which event only the balance (if any) of such Incentive Bonus shall be payable to Myers and (ii) in the event Myers sells or otherwise disposes of any shares of the Pledged Stock, Myers shall immediately remit the proceeds thereof to the Company for application (to the extent thereof) to the payment of the principal of and accrued interest on the Stock Note.

              (d) Anything herein or elsewhere to the contrary notwithstanding, the Stock Note (principal and accrued interest) shall be and become immediately due and payable 180 days after the first date on which the Pledged Shares may be sold by Myers in one or more transactions on the New York Stock Exchange, the American Stock Exchange or the NASDAQ in compliance with the registration requirements of applicable securities laws.

              (e) Anything herein or elsewhere to the contrary notwithstanding, the Stock Note (principal and accrued interest) shall be and become immediately due and payable if one or more of the following events shall occur:

                     (i) Myers makes an assignment for the benefit of creditors or is adjudicated insolvent or bankrupt under Title 11 of the Bankruptcy Code;

                     (ii) Myers voluntarily commences any proceeding under the Bankruptcy Code or files any petition under the Bankruptcy Code seeking the appointment of a receiver, trustee, custodian or liquidator for Myers or a substantial portion of his property;

                     (iii) involuntary proceedings are commenced against Myers under the Bankruptcy Code seeking reorganization or a creditors' arrangement with respect to Myers or the appointment of a receiver, trustee, custodian or liquidator for Myers or a substantial portion of his property and such proceedings are not dismissed within 60 days after commencement; or

                     (iv) any order, judgment or decree is entered against Myers appointing any receiver or trustee for Myers or for all or a substantial portion of his property.

              (f) Anything herein or elsewhere to the contrary notwithstanding, Myers shall not be personally liable (whether by operation of law or otherwise) for payments due under the Stock Note. The sole recourse of the Company for satisfaction of the Stock Note shall be against (i) the Pledged Stock and the proceeds thereof and (ii) Incentive Bonuses as contemplated by paragraph (c) above; provided, however, that nothing in this paragraph (f) is intended to or shall limit or otherwise adversely affect in any way (i) any right of the Company to proceed against the collateral covered by, or otherwise to exercise or enforce any of the remedies set forth in, the Pledge Agreement,
(ii) any right of the Company to name Myers as a party defendant in any action or suit for a judicial foreclosure of the Pledge Agreement or in the exercise of any other right or remedy under the Pledge Agreement or (iii) the right of the Company to apply any Incentive Bonus (to the extent thereof) to the payment of the Stock Note as contemplated by paragraph (c) above. Except as otherwise specifically contemplated by the foregoing proviso, in no event will the Company (i) seek to hold Myers personally liable for the Stock Note or (ii) assert any claim against Myers for the payment of the Stock Note.

              (g) In no event shall the Company be required to make any loan under this Section 3.6 if the making of such loan would violate any law or regulation relating to the extension of credit for the purpose of purchasing or carrying any "margin stock".

3.7.   Life Insurance Premiums

              During the Term, the Company agrees to pay on behalf of Myers the monthly premiums (but not more than $2,141.50 per month) accruing on Policy No. 939-350-991A issued by Metropolitan Life Insurance Company.

3.8.   Stock Options

              In the event a Plan of Reorganization is filed with the Bankruptcy Court during the Term, the Company agrees to use its reasonable best efforts to cause such Plan of Reorganization to provide for the grant by the reorganized Company to Myers of options to purchase shares of common stock of the reorganized Company, which options shall be commensurate with Myers' duties and responsibilities to the reorganized Company except that in no event shall such options have an aggregate exercise price (at the stock's fair market value per share at the time of grant) of less than $750,000.

3.9.   Reimbursement of Legal Fees

              In the event it becomes necessary for Myers to obtain legal assistance regarding the termination of his employment with Aloha, the Company agrees to reimburse Myers for all reasonable legal fees that Myers may incur in that regard.

3.10.  Forfeited Aloha Pension Benefits

              Upon his termination of employment with the Company, Myers shall be entitled to receive from the Company an annual retirement benefit ("Retirement Benefit"), in the form of a straight life annuity beginning at age 65 ("Normal Retirement Annuity"), in an amount equal to X - (Y + Z), where (i) "X" is the amount of the Vested Acc'd BFT for the Term Date that precedes the date of Myers' termination of employment with the Company as reflected in Exhibit A hereto, (ii) "Y" is $49,866 and (iii) "Z" is the vested annual retirement benefit payable to Myers under the Company's qualified and nonqualified employee pension benefit plans (other than under this Section 3.10) in the form of a Normal Retirement Annuity, whether or not such benefit is received on such date or in another form. With respect to any such Company plan that is an individual account balance plan, the conversion of Myers' account balance under such plan into a Normal Retirement Annuity shall be calculated by independent actuaries selected by the Company (the "Actuaries"), disregarding any employee (including 401(k)) contributions to such plan, using the applicable factors and interest rate established by Pension Benefit Guaranty Corporation for a plan termination on such date. In the event that Myers elects to retire prior to age 65 and receive the Retirement Benefit on such earlier date, the amount of the Retirement Benefit shall be reduced in the same proportion as the Vested Acc'd BFT in Exhibit A hereto is reduced with respect to a benefit commencement on such termination date. One-twelfth of the Retirement Benefit (reduced as aforesaid) shall be payable to Myers each month, following his retirement, through the month of his death. Notwithstanding the foregoing, in lieu of receiving a straight life annuity, Myers may elect, prior to his benefit commencement date hereunder, to receive the Retirement Benefit in the form of a joint survivor annuity, with his spouse (determined as of his benefit commencement date) as his contingent annuitant. Such joint survivor annuity shall be actuarially equivalent in value to the straight life annuity otherwise payable to Myers with such actuarial equivalence being determined by the Actuaries.

3.11.  Business Expenses

              The Company shall, in accordance with the rules and policies that it may establish from time to time for senior executives, reimburse Myers for business expenses reasonably incurred in the performance of Myers' duties. It is understood that Myers is authorized to incur reasonable business expenses for promoting the business of the Company, including reasonable expenditures for travel, lodging, meals and client or business associate entertainment. Requests for reimbursement for such expenses must be accompanied by appropriate documentation.

3.12.  Other Benefits

              Myers shall be entitled to receive all fringe benefits and other perquisites that may be offered by the Company to its senior executives as a group, including (i) participation in any incentive plans offered to key employees, (ii) participation in the various employee benefit plans or programs provided to the employees of the Company in general, subject to meeting the eligibility requirements with respect to each of such benefit plans or programs, (iii) tax planning assistance, (iv) a car allowance and (v) such other benefits or perquisites as may be approved by the Board during the Term. However, nothing in this Section 3.12 shall be deemed to prohibit the Company from making any changes in any of the plans, programs or benefits described herein, provided the change similarly affects all senior executives of the Company similarly situated.

                                   ARTICLE IV
                           Termination of Employment

4.1.   General

              (a) If Myers' employment is terminated due to Myers' death, this Agreement shall automatically terminate and thereafter the Company shall have no obligations to Myers or Myers' legal representatives or estate with respect to this Agreement other than the payment of any unpaid Base Salary earned hereunder at the date of Myers' death.

              (b) Myers' employment with the Company shall automatically terminate upon expiration of the Term in accordance with Section 2.3, in which event Myers shall not be entitled to further compensation or benefits hereunder other than (i) any unpaid Base Salary earned hereunder prior to the end of the Term, (ii) any amounts or benefits which may be required by applicable law and
(iii) in the event such termination shall have occurred on account of a notice given by the Company pursuant to Section 2.3, a severance payment equal to 150% of the Base Salary in effect on the date of such notice, such severance to be paid within 30 days after the end of the Term.

              (c) Myers' employment with the Company may be terminated prior to the end of its Term as set forth in the following provisions of this Article IV.

4.2.   Termination by Myers

              (a) Myers may, at any time prior to the end of the Term, terminate his employment hereunder for any reason by delivering a Notice of Termination to the Company. If Myers terminates his employment pursuant to this Section 4.2, he shall not be entitled to further compensation or benefits hereunder other than (i) any unpaid Base Salary earned hereunder prior to the Termination Date, (ii) any amounts or benefits which may be required by applicable law, (iii) if such termination is for Good Reason, a severance payment equal to 150% of the Base Salary in effect on the Termination Date and
(iv) if such termination is due to a Change in Control, a severance payment equal to 200% of the Base Salary in effect on the Termination Date. In no event shall Myers be entitled to both of the severance payments described above. In the event Myers becomes entitled to a severance payment under this
Section 4.2, the Company agrees to pay the same within 30 days after the Termination Date except as provided in paragraph (b) below.

              (b) If a Change in Control occurs on account of the consummation of a Plan of Reorganization and if Myers is offered a position with similar titles, duties and compensation with the reorganized Company following such Change in Control, for purposes of this Section 4.2, a termination by Myers will not be due to a Change in Control unless Myers has rejected such offer within 30 days.

              (c) If (i) a Change in Control occurs on account of the consummation of a Plan of Reorganization, (ii) Myers terminates his employment pursuant to this Section 4.2 on account of such Change in Control and (iii) Myers thereafter accepts a new offer of employment with the reorganized Company or a Company Affiliate within six months after the Termination Date, Myers shall promptly refund to the Company any severance payment paid or credited to Myers as a result of such termination.

4.3.   Termination by the Company

              The Company may, at any time prior to the end of the Term, terminate Myers' employment hereunder for any reason deemed sufficient by the Board by delivering a Notice of Termination to Myers. If the Company terminates Myers' employment pursuant to this Section 4.3 for any reason other than Misconduct or Disability, Myers shall not be entitled to further compensation or benefits hereunder other than (i) any unpaid Base Salary earned hereunder prior to the Termination Date,
(ii) any amounts or benefits which may be required by applicable law and (iii) a severance payment equal to 150% of the Base Salary in effect on the Termination Date, such severance to be paid within 30 days after the Termination Date. If the Company terminates Myers' employment pursuant to this
Section 4.3 for Misconduct or Disability, Myers shall not be entitled to further compensation or benefits hereunder other than (i) any unpaid Base Salary earned hereunder prior to the Termination Date and (ii) any amounts or benefits which may be required by applicable law.

4.4.   Benefits and Privileges

              The following provisions shall apply if Myers terminates his employment pursuant to Section 4.2(a) for Good Reason or due to a Change in Control or if the Company terminates Myers' employment pursuant to Section 4.3 for any reason other than Misconduct or Disability:

              (i) Medical Insurance. During the 12-month period following the of Termination Date, the Company, at its cost, shall maintain in full force and effect for the continued benefit of Myers and Myers' dependents all benefits available to Myers and Myers' dependents under all medical plans and programs of the Company, provided that (a) Myers' continued participation is possible under the terms and provisions of such plans and programs and (b) Myers pays the regular employee contribution, if any, required by such plans and programs. In the event that participation by Myers (or his dependents) in any such plan or program after the Termination Date is barred pursuant to the terms thereof, or in the event the Company shall terminate any such plan or program, the Company shall obtain for Myers (and/or his dependents) comparable coverage under individual policies.

              (ii) Life Insurance. During the 12-month period following the of Termination Date, the Company, at its cost, shall continue to provide Myers all life insurance coverages (and in the same amounts) provided to him by the Company immediately prior to the Termination Date.

              (iii) Travel Privileges. The Company shall provide Myers (and wife and his dependents) such lifetime on-line and interline, positive space travel privileges subject to the terms of the Company's non-revenue travel policy for retired executives as from time to time in effect.

              (iv) Accrued Vacation Pay, etc. Promptly after the Termination Date, the Company shall pay to Myers a lump sum amount for (i) all unused vacation time accrued by Myers as of the Termination Date and
       (ii) all unpaid benefits earned by Myers as of the Termination Date under any and all incentive compensation plans or programs of the Company.

4.5.   Disputes

              Either party may, within 10 days after its receipt of a Notice of Termination given by the other party, provide notice to the other party that a dispute exists concerning the termination, in which event such dispute shall be resolved in accordance with Article VI. Notwithstanding the pendency of any such dispute and notwithstanding any provision of Section 4.2 or 4.3 to the contrary, the Company will continue to pay Myers the Base Salary in effect when the notice giving rise to the dispute was given and continue Myers as a participant in all compensation and benefit plans in which Myers was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved, but in no event past the end of the Term.

                                   ARTICLE V
                  Confidential Information and Non-Competition

5.1.   Confidential Information

              (a) Myers recognizes that the services to be performed by him hereunder are special, unique and extraordinary and that, by reason of his employment with the Company, he may acquire Confidential Information and trade secrets concerning the operation of the Company or a Company Affiliate, the use or disclosure of which would cause the Company or a Company Affiliate substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Myers agrees with the Company that he will not at any time (whether during or after the Term), except in the performance of his obligations to the Company hereunder or with the prior written consent of the Board, directly or indirectly, disclose any secret or Confidential Information that he may learn or has learned by reason of his association with the Company, or any predecessors to its business or use any such information to the detriment of the Company. As used herein, "Confidential Information" includes information with respect to the Company's products, facilities and methods, research and development, trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, product price lists, customer lists, financial information, business plans, prospects or opportunities.

              (b) Myers confirms that all Confidential Information is the exclusive property of the Company. All business records, papers and documents kept or made by Myers relating to the business of the Company or any Company Affiliate shall be and remain the property of the Company or such Company Affiliate, respectively, during the Term and all times thereafter. Upon the termination of his employment with the Company or upon the request of the Company at any time, Myers shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by Myers or coming into his possession concerning the business or affairs of the Company or a Company Affiliate other than personal notes or correspondence of Myers not containing proprietary information relating to such business or affairs.

              (c) Myers agrees not to disclose to the Company, or to use on behalf of the Company, any confidential information or trade secrets of any of Myers' prior employers.

5.2.   Non-Competition

              (a) While employed by the Company and for a period of 18 months thereafter (the "Restricted Period"), Myers shall not, unless he receives the prior written consent of the Board or the Chairman of the Board, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person or other business organizations competing with the Company.

              (b) Myers has carefully read and considered the provisions of this Section 5.2 and, having done so, agrees that the restrictions set forth in this Section 5.2 (including the Restricted Period, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, employees, creditors and shareholders. Myers understands that the restrictions contained in this Section 5.2 may limit his ability to engage in a business similar to the Company's business, but acknowledges that he will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restrictions.

              (c) During the Restricted Period, Myers shall not, whether for his own account or for the account of any other Person, intentionally (i) solicit, endeavor to entice or induce any employee of the Company or any Company Affiliate to terminate his employment with the Company or such Company Affiliate, accept employment with anyone else, or (ii) interfere in a similar manner with the business of the Company or any Company Affiliate.

              (d) In the event that any provision of this Section 5.2 relating to the Restricted Period and/or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the Restricted Period and/or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

5.3.   Stock Ownership

              Nothing in this Agreement shall prohibit Myers from acquiring or holding any issue of stock or securities of any Person that has any securities listed on a national securities exchange or quoted on the automated quotation system of the national Association of Securities Dealers, Inc., provided that at any time during the Restricted Period, Myers and members of his immediate family do not own or hold more than 5% of any voting securities of any such Person engaged in any business similar to or competitive with that conducted by the Company or any Company Affiliate.

5.4.   Injunctive Relief

              Myers acknowledges that a breach of any of the covenants contained in this Article V may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Myers from engaging in activities prohibited by this Article V or such other relief as may required to specifically enforce any of the covenants contained in this Article
V. Myers agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.

                                   ARTICLE VI
                               Dispute Resolution

              (a) In the event a dispute shall arise between the parties as to whether the provisions of this Agreement have been complied with (a "Dispute"), the parties agree to resolve such Dispute in accordance with the following procedure:

              (i) A meeting shall be held promptly between the parties, attended by (in the case of the Company) by one or more individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

              (ii) If, within 10 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the parties agree to submit the Dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association.

              (iii) The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within 10 days following the 10-day period referred to in clause (ii) above.

              (iv) Upon appointment of the mediator, the parties agree to participate in good faith in the mediation and negotiations relating thereto for 15 days.

              (v) If the parties are not successful in resolving the Dispute through mediation within such 15-day period, the parties agree that the Dispute shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

              (vi) The fees and expenses of the mediator/arbitrators shall be borne solely by the non-prevailing party or, in the event there is no clear prevailing party, as the mediator/arbitrators deem appropriate. Except as provided in the preceding sentence, each party shall pay its own costs and expenses (including, without limitation, attorneys' fees) relating to any mediation/arbitration proceeding conducted under this
       Article VI.

              (vii) All mediation/arbitration conferences and hearings will be held in Phoenix, Arizona.

              (b) In the event there is any disputed question of law involved in any arbitration proceeding, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed question of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law. The facts so found shall be conclusive and binding on the parties, but any legal conclusion reached by the arbitrators from such facts may be submitted by either party to a court of law for final determination by initiation of a civil action in the manner provided by law. Such action, to be valid, must be commenced within 20 days after receipt of the arbitrators' decision. If no such civil action is commenced within such 20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the parties. Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators. Neither of the parties shall, or shall be entitled to, submit any additional or different facts for consideration by the court. In the event any civil action is commenced under this paragraph (b), the party who prevails or substantially prevails (as determined by the court) in such civil action shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred in connection with such action and on appeal.

              (c) Except as limited by paragraph (b) above, the parties agree that judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding, the party who prevails or substantially prevails in such legal proceeding shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred in connection with such legal proceeding and on appeal.

              (d) Nothing in Article VI is intended or shall be construed to prohibit either party from seeking and obtaining injunctive relief as contemplated by Section 5.4.

              (e) Except as provided above, (i) no legal action may be brought by either party with respect to any Dispute and (ii) all Disputes shall be determined only in accordance with the procedures set forth above.

                                  ARTICLE VII
                                 Miscellaneous
7.1.   No Mitigation

              The provisions of this Agreement are not intended to, nor shall they be construed to, require that Myers seek or accept other employment following a termination of employment. Except as provided in Sections 3.5 and 3.6, the Company's obligations to make the payments to Myers required under this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Myers.

7.2.   Assignability

              The obligations of Myers hereunder are personal and may not be assigned or delegated by Myers or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer.
The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder, either in whole or in part, to any Company Affiliate, provided that no such assignment or delegation shall relieve the Company of its obligations under this Agreement.

7.3.   Notices

              All notices and all other communications provided for in the Agreement shall be in writing and addressed (i) if to the Company, at its principal office address or such other address as it may have designated by written notice to Myers for purposes hereof, directed to the attention of the Board with a copy to the Secretary of the Company and (ii) if to Myers, at his residence address on the records of the Company or to such other address as he may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, except that any notice of change of address shall be effective only upon receipt.

7.4.   Severability

              The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

7.5.   Successors; Binding Agreement

              (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used herein, the term "Company" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 7.5 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

              (b) This Agreement and all rights of Myers hereunder shall inure to the benefit of and be enforceable by Myers' personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Myers should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Myers' devisee, legatee, or other designee or, if there be no such designee, to Myers' estate.

7.6.   Tax Withholdings

              The Company shall withhold from all payments hereunder all applicable taxes (federal, state or other) which it is required to withhold therefrom.

7.7.   Amendments and Waivers

              No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Myers and such officer as may be specifically authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

7.8.   Entire Agreement

              This Agreement is an integration of the parties agreement; no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

7.9.   Governing Law

              The validity, interpretation, construction and performance of this Agreement, the House Note, the Deed of Trust, the Stock Note and the Pledge Agreement shall be governed by the laws of the State of Arizona.

7.10.  Counterparts

              This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       AMERICA WEST AIRLINES, INC.



                                       By:
                                           Chairman of the Board


                                           A. Maurice Myers

                                 FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

               This First Amendment to Employment Agreement, dated as of September 20, 1994 (this "Amendment"), is entered into by and between America West Airlines, Inc., a Delaware corporation (the "Company"), and A. Maurice Myers ("Myers"). Capitalized terms used in this Amendment without definition shall have the meanings assigned to them in the Existing Agreement referred to below except as herein otherwise expressly provided or unless the context otherwise requires.

               WHEREAS, the Company and Myers have entered into that certain Employment Agreement, dated effective as of January 1, 1994 (the "Existing Agreement"); and

               WHEREAS, the Company and Myers desire to modify and amend Sections 3.8 and 4.2 of the Existing Agreement in certain respects.

               NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                           Modification of Section 3.8
               Section 3.8 of the Existing Agreement is hereby amended to read in its entirety as follows:

               (a) The Company acknowledges and confirms its intention to established a stock incentive plan for its executive officers (the "Plan") and to cause the Plan to the approved by the Board and by the Company's stockholders, all prior to June 1, 1995. In the event that (i) the Company establishes the Plan, (ii) the Plan is approved by the Board and (iii) the Plan is approved by the shareholders of the Company as contemplated by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the Company shall grant to Myers under the Plan an irrevocable and nonforfeitable option (the "Option") to purchase 75,000 shares of the Class B Common Stock of the Company ("Stock"). The Option shall not be immediately exercisable but, instead, shall become exercisable in accordance with the vesting schedule specified by the Board in connection with its approval of the grant of the Option, which vesting schedule shall be consistent with the vesting schedule applicable to options grants under the Plan to other senior executive officers of the Company. The term of the Option shall equal the maximum term of an option permitted under the Plan, but in no event shall the term of the Option be for less than seven years from the date of the grant of the Option. The exercise price per share of Stock under the Option shall be
        (i) $8.89 per share with respect to 37,500 shares and (B) with respect to the remainder of the shares, the average closing price per share of Stock as quoted in the Wall Street Journal for the 20 trading days immediately preceding the date of the grant of the Option. Except as otherwise provided in this Section 3.8, the terms and conditions of the Option shall be as provided in the Plan.

               (b) The Option shall be evidenced by a written option agreement between Myers and the Company, which shall contain customary terms and provisions for stock options (to the extent not contrary to those provided herein).

               (c) The aggregate number of shares of Stock and the exercise prices under the Option may be proportionately adjusted in an equitable manner determined by the Company, in its sole discretion, and without liability to Myers, for any increase or decrease in the number of issued shares of Stock resulting from the payment of any stock dividend, any stock split or any transaction which is a "corporation transaction" (as defined in the Treasury Regulations promulgated under Section 424 (formerly Section 425) of the Internal Revenue Code of 1986, as amended).

               (d) All shares of Stock issuable to Myers upon exercise of the Option shall, when issued to Myers as contemplated hereby and under the Plan, constitute validly issued, fully-paid and nonassessable shares of capital stock of the Company.

               (e) The Company covenants that, at all times after the grant of the Option, to reserve and keep available (free of preemptive rights) out of its authorized and unissued shares of Stock, solely for the purpose of issuance upon exercise of the Option, the full number of shares of Stock then issuable upon exercise of the Option.

                                   ARTICLE II
                           Modification of Section 4.2

               Section 4.2(b) of the Existing Agreement is hereby amended by replacing the number "30" with the number "180".

                                   ARTICLE III
                                  Miscellaneous

               Section 3.01. Successors; Binding Agreement. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Company and its successors and assignees and by Myers and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

               Section 3.02. Governing Law. THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ARIZONA.

               Section 3.03. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

               Section 3.04. Captions. Article and Section headings used in this Amendment are provided for convenience of reference only and shall not affect the construction of this Amendment.

               Section 3.05. Effect of Amendment. Upon execution of this Amendment by the parties, the Existing Agreement shall be deemed amended and modified as herein provided, but, except as so amended and modified, the Existing Agreement shall continue in full force and effect.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                             AMERICA WEST AIRLINES, INC.

                                             By:
                                                Chairman of the Board and Chief
                                               Executive Officer

                                                 A. Maurice Myers

                                SECOND AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

           This Second Amendment to Employment Agreement, dated as of October 1, 1994 (this "Amendment"), is entered into by and between America West Airlines, Inc., a Delaware corporation (the "Company"), and A. Maurice Myers ("Myers"). Capitalized terms used in this Amendment without definition shall have the meanings assigned to them in the Existing Agreement referred to below except as herein otherwise expressly provided or unless the context otherwise requires.

           WHEREAS, the Company and Myers have entered into that certain Employment Agreement, dated effective as of January 1, 1994 (the "Original Agreement");

           WHEREAS, the Original Agreement has heretofore been amended by that certain First Amendment to Employment Agreement dated as of September 20, 1994 (the Original Agreement, as so amended, being herein called the "Existing Agreement"); and

           WHEREAS,  the Company and Myers  desire to modify and amend  Section
3.5 of the  Existing  Agreement in certain respects.

           NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                           Modification of Section 3.5

           Section 1.01. Modification of Paragraph (d). Paragraph (d) of Section
3.5 of the Existing Agreement is hereby amended by changing clause (i) of the first sentence thereof to read in its entirety as follows:

                   (i) in the event any Incentive Bonus becomes payable to Myers as contemplated by Section 3.12, the Company shall be entitled to apply such Incentive Bonus (to the extent thereof) to the payment of the House Note, in which event only the balance (if any) of such Incentive Bonus shall be payable to Myers,

           Section 1.02. Modification of Paragraph (g). The second sentence of paragraph (g) of Section 3.5 of the Existing Agreement is hereby amended by:

   (a) replacing the phrase "the Confirmation Bonus", appearing in clause (ii) of such second sentence, with the phrase "Incentive Bonuses"; and

   (b)     replacing the phrase "the Confirmation Bonus", appearing in clause
           (iii) of the proviso contained in such second sentence, with the phrase "any Incentive Bonus".

                                   ARTICLE II
                                  Miscellaneous

           Section 2.01. Successors; Binding Agreement. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Company and its successors and assignees and by Myers and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

           Section 2.02. Governing Law. THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ARIZONA.

           Section 2.03. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

           Section 2.04. Captions. Article and Section headings used in this Amendment are provided for convenience of reference only and shall not affect the construction of this Amendment.

           Section 2.05. Effect of Amendment. Upon execution of this Amendment by the parties, the Existing Agreement shall be deemed amended and modified as herein provided, but, except as so amended and modified, the Existing Agreement shall continue in full force and effect.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                      AMERICA WEST AIRLINES, INC.

                                          By:   Chairman of the Board and Chief
                                                Executive Officer

                                                A. Maurice Myers

                                 THIRD AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

             This Third Amendment to Employment Agreement, dated as of January 1, 1995 (this "Amendment"), is entered into by and between America West Airlines, Inc., a Delaware corporation (the "Company"), and A. Maurice Myers ("Myers"). Capitalized terms used in this Amendment without definition shall have the meanings assigned to them in the Existing Agreement referred to below except as herein otherwise expressly provided or unless the context otherwise requires.

             WHEREAS, the Company and Myers have entered into that certain Employment Agreement, dated effective as of January 1, 1994 (the "Original Agreement");

             WHEREAS, the Original Agreement has heretofore been amended by (i) that certain First Amendment to Employment Agreement dated as of September 20, 1994 and (ii) that certain Second Amendment to Employment Agreement dated as of October 1, 1994 (the Original Agreement, as so amended, being herein called the "Existing Agreement"); and

             WHEREAS, the Company and Myers desire to modify and amend the Existing Agreement in certain respects.

             NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

             1. The definition of "Change in Control" appearing in Section 1.1 of the Existing Agreement is hereby amended by replacing the phrase " `Change in Control' shall occur if either" with the phrase " `Change in Control' shall occur if, after December 1, 1994, either".

             2. The definition of "Notice of Termination" appearing in Section
1.1 of the Existing Agreement is hereby amended by replacing the word "and" at the end of clause (ii) with a comma and by adding the following at the end of clause (ii):

             "and (iii) specify the applicable Termination Date (as defined below)."

             3. The definition of "Termination Date" appearing in Section 1.1 of the Existing Agreement is hereby amended by changing the proviso therein to read in its entirety as follows:

             "provided that in no event shall such termination date be (i) in the case of a termination pursuant to the first sentence of Section 4.2(a), less than 90 nor more than 120 days after the date such Notice is given and (ii) in the case of any other termination, less than 30 nor more than 60 days after the date such Notice is given".

             4. Section 3.1 of the Existing Agreement is hereby amended to read in its entirety as follows:

                            For services rendered by Myers under this Agreement,
             the Company shall pay to Myers, during the Term, an annual base salary (the "Base Salary"), payable biweekly as earned in accordance with the Company's customary payroll practice for its senior executives and prorated for employment for less than a full calendar year. The annual amount of the Base Salary shall be (i) $375,000 for the period ending December 31, 1994 and (ii) $400,000 for the period beginning January 1, 1995; provided, however, that the amount of the Base Salary shall be reviewed by the Board on an annual basis and may be increased as the Board may deem appropriate in its sole discretion. If the Base Salary is increased as aforesaid, it may not thereafter be decreased unless a similar decrease is made to the base compensation of all other senior executives of the Company; provided, however, that in no event may the Base Salary be decreased below $375,000 at any time prior to January 1, 1995 or below $400,000 at any time after December 31, 1994.

             5. Section 3.5(b) of the Existing Agreement is hereby amended by adding the following at the end of the first sentence:

             "except that such stated maturity date shall be automatically extended by two years if Myers terminates his employment pursuant to the first sentence of Section 4.2(a)".

             6. Section 3.5(e) of the Existing Agreement is hereby amended by changing clause (i) thereof to read in its entirety as follows:

             "(i) the termination of Myers' employment hereunder pursuant to
             Article IV (other than the first sentence of Section 4.2(a)) and".

             7. Section 3.8 of the Existing Agreement is hereby amended to read in its entirety as follows:

                    "[This Section intentionally left blank.]"

             8. Section 4.2(a) of the Existing Agreement is hereby amended to read in its entirety as follows:

                            "(a) If any person (other than William A. Franke or
             Myers) shall be elected CEO without Myers' written consent, Myers may terminate his employment hereunder prior to the end of the Term by delivering a Notice of Termination to the Company not more than 30 days after the date of such election and at least 90 days prior to the effective date of such termination. Myers may terminate his employment hereunder prior to the end of the Term for any other reason by delivering a Notice of

             Termination to the Company at least 30 days prior to the effective date of such termination. If Myers terminates his employment pursuant to this Section 4.2, he shall not be entitled to further compensation or benefits hereunder other than (i) any unpaid Base Salary earned hereunder prior to the Termination Date, (ii) any amounts or benefits which may be required by applicable law, (iii) if such termination is for Good Reason or due to a Change in Control, a severance payment equal to 150% of the Base Salary in effect on the Termination Date and (iv) if such termination is pursuant to the first sentence of this paragraph (a), a severance payment equal to 100% of the Base Salary in effect on the Termination Date. In no event shall Myers be entitled to more than one severance payment under this Section 4.2. In the event Myers becomes entitled to a severance payment under this Section 4.2, the Company agrees to pay the same within 30 days after the Termination Date."


             9. Section 4.4 of the Existing Agreement is hereby amended by changing the portion thereof which precedes paragraph (i) to read in its entirety as follows:

                            "The following provisions shall apply if (i) Myers
             terminates his employment pursuant to the first sentence of Section 4.2(a), (ii) Myers terminates his employment pursuant to the second sentence of Section 4.2(a) for Good Reason or due to a Change in Control or (iii) the Company terminates Myers' employment pursuant to Section 4.3 for any reason other than Misconduct or Disability:".

             10. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Company and its successors and assignees and by Myers and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

             11. THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ARIZONA.

             12. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

             13. Upon execution of this Amendment by the parties, the Existing Agreement shall be deemed amended and modified as herein provided, but, except as so amended and modified, the Existing Agreement shall continue in full force and effect.

             IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                           AMERICA WEST AIRLINES, INC.

                                             By:
                                                Chairman of the Board and Chief
                                               Executive Officer

                                                 A. Maurice Myers

                            ANNUAL LIFE ONLY BENEFIT
                       (WITH 5% PAY INCREASES AFTER 1993)

                                           RETIREMENT AGES

                        VESTED
      TERM DATE         ACC'D BFT          55           56           57           58            59           60
      12/31/1993          49,866       20,001       21,717       23,612        25,721        28,070       30,702
      12/31/1994          57,693       23,141       25,125       27,318        29,758        32,475       35,522
      12/31/1995          65,926                    41,204       42,852        44,500        46,148       47,796
      12/31/1996          74,295                                 48,292        50,149        52,007       53,864
      12/31/1997          77,462                                               52,287        54,223       56,160
      12/31/1998          86,977                                                             60,884       63,058
      12/31/1999          97,250                                                                          70,506
      12/31/2000         108,332
      12/31/2001         120,280
      12/31/2002         133,152
      12/31/2002         147,010
      12/31/2003         161,921

                            ANNUAL LIFE ONLY BENEFIT
                       (WITH 5% PAY INCREASES AFTER 1993)

                                               RETIREMENT AGES

                            VESTED
          TERM DATE         ACC'D BFT        61           62           63           64            65
          12/31/1993          49,866       33,655       49,866       49,866       49,866        49,866
          12/31/1994          57,693       38,937       57,693       57,693       57,693        57,693
          12/31/1995          65,926       49,445       65,926       65,926       65,926        65,926
          12/31/1996          74,295       55,721       74,295       74,295       74,295        74,295
          12/31/1997          77,462       58,097       77,462       77,462       77,462        77,462
          12/31/1998          86,977       65,233       86,977       86,977       86,977        86,977
          12/31/1999          97,250       72,938       97,250       97,250       97,250        97,250
          12/31/2000         108,332       81,249      108,332      108,332      108,332       108,332
          12/31/2001         120,280                   120,280      120,280      120,280       120,280
          12/31/2002         133,152                                133,152      133,152       133,152
          12/31/2002         147,010                                             147,010       147,010
          12/31/2003         161,921                                                           161,921